EXHIBIT 16.1

Walker & Company
Chartered Accountants Professional Corporation
Markham, Canada

September 7, 2007

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Trimax Corporation

File No. 0-32749

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of Trimax Corporation dated September 7, 2007 and agree with the statements relating only to Walker & Company, Chartered Accountants Professional Corporation, contained therein.

/s/ Walker & Company, Chartered Accountants Professional Corporation